UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue,
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800

(Registrant’s Telephone Number, Including Area Code)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated First Lien Credit and Guaranty Agreement

On July 1, 2016 (the “Restatement Effective Date”), Radnet Management, Inc. (the “Borrower”), a wholly-owned subsidiary of RadNet, Inc. (the “Company”), entered into that certain Amendment No. 3 to Credit and Guaranty Agreement (“Amendment No. 3”) by and among Borrower, the Company, Barclays Bank PLC, as administrative agent and collateral agent (“Barclays”) and the lenders party thereto, pursuant to which the Borrower is amending and restating the Borrower’s Credit and Guaranty Agreement, dated as of October 10, 2012 (as amended, restated, amended and restated, supplemented or modified from time to time prior to the Restatement Effective Date, the “Prior Credit Agreement”), on the terms set forth in that certain Amended and Restated First Lien Credit and Guaranty Agreement (the “A&R Credit Agreement”) by and among the Borrower, the Company, certain subsidiaries and affiliates of the Borrower (the “Subsidiary Guarantors”), the lenders party thereto from time to time, Barclays as administrative agent and collateral agent, Barclays, Capital One, National Association (“Capital One”), SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC (“Credit Suisse”) and RBC Capital Markets as joint bookrunners and joint lead arrangers, Capital One and SunTrust Bank as co-syndication agents and Credit Suisse and Royal Bank of Canada as co-documentation agents. The A&R Credit Agreement provides for senior secured first lien term loans in the aggregate principal amount of $485,000,000 (the “Term Loans”) and a $117,500,000 senior secured revolving credit facility (the “Revolving Commitments” and with the Term Loans, the “A&R Credit Facilities”). Extensions of credit under the A&R Credit Agreement may be made as term loans, revolving loans, swing line loans or letters of credit.

The A&R Credit Agreement amends and restates the Prior Credit Agreement, which, prior to the Restatement Effective Date, provided for senior secured first lien term loans in the aggregate outstanding principal amount of approximately $439,000,000 and a $101,250,000 senior secured revolving credit facility.

The termination date of the Revolving Commitments shall be on the earliest to occur of (i) the fifth anniversary of the Restatement Effective Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) of the A&R Credit Agreement, (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01 of the A&R Credit Agreement and (iv) September 25, 2020 if the Borrower’s indebtedness under its second lien credit facility has not been repaid, refinanced or extended prior to such date. The maturity date of the Term Loans shall be on the earliest to occur of (i) the seventh anniversary of the Restatement Effective Date, (ii) the date on which all Term Loans shall become due and payable in full under the A&R Credit Agreement, whether by acceleration or otherwise and (iii) September 25, 2020 if the Borrower’s indebtedness under its second lien credit facility has not been repaid, refinanced or extended prior to such date. The proceeds of the A&R Credit Facilities are intended to refinance Borrower’s existing senior secured first lien credit obligations, to repay $12 million of its outstanding term loans under the existing second lien credit facility, to pay fees and expenses related to the A&R Credit Facilities and to provide approximately $10 million for general corporate purposes.

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The A&R Credit Facilities provide for loans which bear interest at either a base rate or a eurodollar rate, in each case, plus an applicable margin. Eurodollar-based loans will be calculated at an adjusted rate equal to the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1.00%) (i) the applicable LIBO Rate for the selected interest period, by (ii) an amount equal to (a) one minus (b) the applicable reserve requirement; provided that if any rate determined pursuant to the foregoing is below zero, the LIBO Rate shall be deemed to be 0.00%. Notwithstanding anything to the contrary, the eurodollar rate in respect of the Term Loans made on the Restatement Effective Date shall not be less than 1.00% per annum. Base rate loans will be calculated at a rate equal to the greater of (i) the prime rate in effect on such day (as published in the Wall Street Journal), (ii) the federal funds effective rate in effect on such day plus ½ of 1.00%, (iii) solely in respect of the Term Loans made on the Restatement Effective Date, 2.00% and (iv) the adjusted eurodollar rate that would be payable on such day for a eurodollar rate loan with a one-month interest period plus 1.00%. The applicable margin for Term Loans that are eurodollar rate loans is 3.75% per annum and for Term Loans that are base rate loans is 2.75% per annum. The interest rate margin for eurodollar rate loans under the Revolving Commitments is 3.75% per annum and for base rate loans under the Revolving Commitments is 2.75% per annum.

The A&R Credit Agreement contains certain financial and non-financial covenants, which include, but are not limited to, a maximum leverage ratio, maximum consolidated capital expenditures, restrictions on indebtedness, liens, and investments and places limits on distributions to shareholders (including the repurchase of shares) and other junior payments.

Similar to the Prior Credit Agreement, the A&R Credit Agreement also contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, material misrepresentation or breach of warranty, violation of certain covenants, and the commencement of certain bankruptcy proceedings. Upon the occurrence of an event of default under the A&R Credit Agreement, the Borrower’s obligations under the A&R Credit Agreement may be accelerated and the lending commitments under the A&R Credit Agreement terminated.

Except with respect to size, term, pricing and certain representations and covenants, the A&R Credit Agreement is substantially similar to the Prior Credit Agreement.

Similar to the Prior Credit Agreement, the Borrower’s obligations under the A&R Credit Facilities are guaranteed by the Company, all of the Borrower’s current and future wholly-owned domestic subsidiaries and certain affiliates of the Borrower (collectively, the “Guarantors”). The Borrower’s obligations under the A&R Credit Agreement are secured pursuant to the Pledge and Security Agreement dated as of October 10, 2012, as amended through the date hereof including pursuant to Amendment No. 3, by and among Borrower, the grantors therein and Barclays as Collateral Agent that grants to the Collateral Agent, for the benefit of the lenders, a first priority security interest, with certain exceptions, in substantially all of the assets of the Borrower, the Company and the Borrower’s subsidiaries and certain affiliates, including a pledge of all of the equity interests of each of the Borrower’s domestic subsidiaries, 66.0% of all of the voting equity interests of each of the Borrower’s foreign subsidiaries and all of the non-voting equity interests of each of the Borrower’s foreign subsidiaries.

A copy of Amendment No. 3 and the A&R Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing descriptions of Amendment No. 3 and the A&R Credit Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1.

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A copy of the press release issued by the Company related to the A&R Credit Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Amendment No. 3 to Credit and Guaranty Agreement, dated as of July 1, 2016, by and among Radnet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of RadNet, Inc., the lenders party thereto from time to time, and Barclays Bank PLC, as administrative agent and collateral agent, including Annex I thereto, Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016, by and among Radnet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of RadNet, Inc., the lenders party thereto from time to time, and Barclays Bank PLC, as administrative agent and collateral agent.

99.1	Press Release dated July 1, 2016

* Confidential treatment has been requested with respect to the omitted portion of this Exhibit, which portion has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016	RadNet, Inc.

	By:	/s/ Mark Stolper
	Name:	Mark Stolper
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment No. 3 to Credit and Guaranty Agreement, dated as of July 1, 2016, by and among Radnet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of RadNet, Inc., the lenders party thereto from time to time, and Barclays Bank PLC, as administrative agent and collateral agent, including Annex I thereto, Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016, by and among the Borrower, the Company, certain subsidiaries and affiliates of the Borrower, the lenders party thereto from time to time, and Barclays Bank PLC, as administrative agent and collateral agent.

99.1	Press Release dated July 1, 2016

 * Confidential treatment has been requested with respect to the omitted portion of this Exhibit, which portion has been filed separately with the Securities and Exchange Commission.

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